EXHIBIT 99.77C

Aggressive Growth Fund

Lincoln National Aggressive Growth Fund, Inc., shareholders voted on the following proposals at the special meeting of shareholders on December 9, 2002, or as adjourned. The resulting votes are presented below.

1. To elect five Directors of the Fund to hold office until their respective successors have been duly elected and qualified or until their earlier resignation or removal.

                               Outstanding    Total     Percent  Percent Percent
                                  Shares      Voted       For   Withhold Abstain
                                  ------      -----       ---   ----------------
John B. Borsch, Jr.             33,704,004  33,488,656   92.31%   7.05%   0.00%
Kelly D Clevenger               33,704,004  33,488,656   92.54%   6.82%   0.00%
Nancy L. Frisby                 33,704,004  33,488,656   92.71%   6.66%   0.00%
Barbara S. Kowalczyk            33,704,004  33,488,656   92.43%   6.93%   0.00%
Kenneth G. Stella               33,704,004  33,488,656   92.50%   6.86%   0.00%

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                                                                                      Outstanding   Total   Percent Percent  Percent
                                                                                         Shares     Voted     For   Against  Abstain
                                                                                         ------     -----     ---   -------  -------
2. To approve a reorganization to change Fund from a Maryland corporation to a
    series of a Delaware business trust.                                               33,704,004 33,488,656  88.05%   8.25%   3.06%
3. To approve a proposal that would permit the Fund to enter into or materially change
    sub-advisory agreements with sub-advisers without obtaining stockholder approval.  33,704,004 33,488,656  82.86%  12.57%   3.93%
4.  To approve a new investment management agreement between the Fund and their
     current investment adviser, Delaware Management Company, a series of Delaware     33,704,004 33,488,656  87.15%   8.66%   3.55%
     Management Business Trust.
5. To approve the amendment of certain Fundamental Investment Restrictions.
    5A) Amendment to Fundamental Restrictions on Concentration of Investments in
           the Same Industry.                                                          33,704,004 33,488,656  85.73%   8.44%   5.19%
    5B) Amendment to Fundamental Restrictions on Borrowing Money and Issuing
           Senior Securities.                                                          33,704,004 33,488,656  85.29%   9.04%   5.03%
    5C) Amendment to Fundamental Restrictions on Underwriting.                         33,704,004 33,488,656  85.65%   8.68%   5.03%
    5D) Amendment to Fundamental Restrictions on Investments in Real Estate.           33,704,004 33,488,656  86.03%   8.29%   5.04%
    5E) Amendment to Fundamental Restrictions on Investments in Commodities or
           Commodity Issues.                                                           33,704,004 33,488,656  85.55%   8.74%   5.07%
    5F) Amendment to Fundamental Restrictions on Lending.                              33,704,004 33,488,656  85.47%   8.83%   5.06%
    5G) Amendment to Fundamental Restrictions on Diversification.                      33,704,004 33,488,656  85.88%   8.33%   5.15%
6. To approve the elimination of certain Fundamental Investment Restrictions.
    6A) Elimination of Fundamental Restrictions on Investments in Other Investment
           Companies.                                                                  33,704,004 33,488,656  83.29%  11.00%   5.07%
    6B) Elimination of Fundamental Restrictions on Selling Securities Short.           33,704,004 33,488,656  83.39%  11.03%   4.94%
    6C) Elimination of Fundamental Restrictions on Margin Transactions                 33,704,004 33,488,656  83.28%  11.14%   4.94%
    6D) Elimination of Fundamental Restrictions on Pledging Fund Assets.               33,704,004 33,488,656  83.37%  10.87%   5.12%
    6E) Elimination of Fundamental Restrictions on Illiquid and Restricted Securities. 33,704,004 33,488,656  83.36%  11.05%   4.95%
    6F) Elimination of Fundamental Restrictions on Purchase of Put and Call Options.   33,704,004 33,488,656  83.81%  10.60%   4.95%
    6G) Elimination of Fundamental Restrictions on Investments in Companies for the
           Purpose of Acquiring Control.                                               33,704,004 33,488,656  83.95%  10.50%   4.91%
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